Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-131405, 33-35760, 33-64383, 33-63715, 33-63717, 33-59002, 33-33245, 33-33244, 333-17987, 333-41427, 333-71839, 333-91345, 333-67442, 333-68958, 333-107692, 333-112615) and Form S-3 (Nos. 333-83776, 333-18385, 33-60071, 333-71797, 333-96173, 333-67512) of Sara Lee Corporation of our reports dated September 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 13, 2006 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 13, 2006